UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

August 10, 2009
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

On2 Technologies, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-15117	84-1280679
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3 Corporate Drive, Suite 100, Clifton Park, NY 12065
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(518) 348-0099
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about August 10, 2009, On2 Technologies, Inc. (the “Company”) was served with two purported class action complaints, one filed in the Court of Chancery of the State of Delaware and another filed in the Supreme Court of the State of New York, County of Queens. Both complaints generally allege, among other things, that the members of the Company’s board of directors breached their fiduciary duties to the stockholders of the Company in connection with negotiating and entering into the previously disclosed merger agreement with Google Inc. (“Google”), and that Google and the Company aided and abetted in such alleged breaches of the directors’ duties.  Both complaints seek, among other things, declaratory and injunctive relief and the Delaware complaint also seeks damages in an unspecified amount.  The Company believes that these claims are without merit and intends to vigorously contest such allegations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On2 Technologies, Inc.

By:	/s/ Matthew Frost
Matthew Frost
Interim Chief Executive Officer and Chief Operating Officer

Dated: August 12, 2009